PARTNERSHIP INTEREST
            PURCHASE AND SALE AGREEMENT VICKERY TOWERS
This Partnership Interest Purchase and Sale Agreement (the "Agreement") is dated, for reference purposes only, as of the 4th day of June,1998, and is by and between ESC GP II, INC., a Washington corporation ("GP"), and EMERITUS PROPERTIES IV, INC., a Washington corporation ("LP"), (together "Seller"), and COLUMBIA PACIFIC MASTER FUND 98 GENERAL PARTNERSHIP, a Washington general partnership ("CPMF") and DANIEL R. BATY, an individual ("Baty"). CPMF and Baty are hereinafter together referred to as "Purchaser". GP owns a one percent (l%) general partnership interest, and LP owns a ninety-nine percent (99%) limited partnership interest, in that certain Washington limited partnership known as ESC II LP ("the Partnership").
1. PURCHASE AND SALE. GP agrees to sell to CPMF, and CPMF agrees to acquire, GP's one percent (l%) general partnership interest in the Partnership. LP agrees to sell to CPMF, and CPMF agrees to acquire, a ninety-eight percent (98%) limited partnership interest in the Partnership. LP agrees to sell to Baty, and Baty agrees to acquire, a one percent (l%) limited partnership interest in the Partnership.
Following Closing of this transaction, it is the intention of the parties that CPMF will own a one percent (l%) general partnership interest and a ninety-eight percent (98%) limited partnership interest in the Partnership, and that Baty will own a one percent (l%) limited partnership interest in the Partnership. All of the foregoing partnership interests are hereinafter collectively referred to as the Interest. The Partnership owns:
a. The real property situated in the City of Dallas, State of Texas, which is more particularly described in Exhibit A attached hereto (the "Real Property"), together with all of the improvements on the Real Property, including that certain congregate and assisted living facility consisting of295 units and commonly known as the "Vickery Towers" (the "Facility").
b. All equipment, furniture, fixtures, inventory, vehicles, supplies (including linens, dietary supplies and housekeeping supplies but specifically excluding food and other consumable inventories) and other tangible and intangible personal property owned by Seller and located on the Real Property or used in connection with the operation of the Facility, including but not limited to, all licenses, permits and approvals for the operation of the Facility, all entitlements, telephone numbers, any right, title or interest which Seller may have in and to any service marks, trademarks or trade names owned, used or employed by Seller in conjunction with the operation of the Facility, but specifically excluding cash, cash equivalents and accounts receivable for the period prior to the Closing Date (as defined below) (collectively, the "Personal Property"). The Personal Property is more particularly described in Exhibit B.
c. The food and other consumable inventories located at, and usable in the operation of, the Facility on the Closing Date (collectively, the "Consumables").
The Real Property, Facility, Consumables and Personal Property are sometimes hereinafter collectively referred to as the "Partnership Assets."
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2.   PURCHASE PRICE. The purchase price payable by Purchaser for the Partnership Assets shall be FIVE MILLION EIGHT HUNDRED TEN THOUSAND DOLLARS ($5,810,000) (the "Purchase Price"), payable as follows:
a. One Million Dollars ($1,000,000) by Purchaser's execution and delivery of a Promissory Note at Closing (the "Convertible Note") payable to Seller or Seller's designee. The Convertible Note shall be substantially in the form of Exhibit C attached hereto and shall include the following provisions, all as more particularly set forth on Exhibit C:
(i) interest shall accrue at the rate of nine percent (9"%) per annum;
(ii) due and payable in full after ten (10) years;
(iii) convertible at the noteholder's option for a fifteen percent (15%) limited partner ownership interest in Purchaser; and
(iv) provide for Purchaser's ability to draw up to an additional $500,000 in principal to cover cash operating losses from Purchaser's operation of the Facility.
The Convertible Note is in the original principal amount of $1,500,000 to reflect the $1,000,000 purchase price portion plus the additional $500,000 that may be drawn thereunder to cover operating losses.
b. Four Hundred Fifty Thousand Dollars ($450,000) by CPMF's execution and delivery to Seller of the Repair Note described in
Section 10(d) below; and
c. The balance of Four Million Three Hundred Sixty Thousand Dollars ($4,360,000) in cash at Closing
Except as specifically provided in this Agreement, Purchaser does not hereby or in connection herewith assume any liability of Seller whatsoever in relation to Partnership Assets which relates to the period prior to Closing.
Purchaser is aware that the Real Property is subject to a lien in favor of GMAC Commercial Mortgage Corporation with a current principal balance of approximately $15,600,000 (the "First Lien Debt"). The First Lien Debt is evidenced by a Promissory Note dated November 26,1998 in the original principal amount of $15,600,000, and secured by, among other things, that certain Deed of Trust dated November 26,1998 and recorded in the real property records of Dallas County, Texas under Recorder's No. Volume 96237, Page 06912. The First Lien Debt shall be personally guaranteed by Baty. Seller shall obtain any consents required as a result of this transaction from the holder of the First Lien Debt and shall obtain a release of the guaranty of the First Lien Debt by Emeritus Corporation.
3. CLOSING. The closing for the purchase and sale of the Interest under this Agreement (the "Closing") shall occur on or before July 31,1998 (provided all of the conditions to closing set forth in Paragraphs 13 and 14 have been satisfied or waived) (the "Closing Date").
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4.   TRANSFER. The Interest shall be assigned to Purchaser by an
Assignment and Assumption of Partnership Interest in a form acceptable to Seller and Purchaser (the "Assignment"). As of the Closing Dated, fee simple insurable title to the Real Property and marketable title to the Personal Property shall be free and clear of all liens, charges, easements and encumbrances of any kind, other than the following:
a.   Liens for real estate taxes not yet due and payable;
b.   The First Lien Debt; and
c. Such items of record as described in the Title Commitment (as defined below) reviewed and approved by Purchaser as provided in Paragraph 13.e. below, excluding, however, any monetary liens and encumbrances referenced therein.
5. COSTS, PRORATIONS AND ADJUSTMENTS. The costs of the transaction and the expenses related to the ownership and operation of the Partnership Assets shall be allocated among Seller and Purchaser as follows:
a. Seller and Purchaser shall share equally any State and County transfer, documentary and /or excise taxes due on the transfer of the Interest.
b. Seller and Purchaser shall share equally the premium for a standard policy of owner's title insurance with an insured value of not less than the total amount of the Purchase Price and Purchaser shall pay the amount of any additional premium associated with the issuance of extended coverage for said owner's policy of title insurance.
c. All revenues (including but not limited to rent due from the tenants of the Facility) and expenses (including but not limited to payroll and employee benefits) related to the ownership or operation of the Partnership Assets shall be prorated as of the Closing Date, with Seller responsible for amounts attributable to the period prior to the Closing Date and with Purchaser responsible for amounts attributable to the period from and after the Closing Date.
d. Real and Personal Properly taxes and assessments shall be prorated as of the Closing Date, with Seller responsible for taxes and assessments attributable to the period prior to the Closing Date and with Purchaser responsible for taxes and assessments attributable to the period from and after the Closing Date.
e. Seller shall arrange for a final statement with respect to all utilities serving the Real Property and the Facility as of the Closing Date and shall pay all fees identified thereon and Purchaser shall arrange for all such utilities to be billed in its name from and after the Closing Date and shall pay all fees due therefor from and after the Closing Date.
f.   Purchaser and Seller shall each pay their own attorney's
fees.
g. Purchaser shall pay all costs, expenses and fees which may be assessed by any governmental authority in connection with obtaining any governmental approval or consent which may be required in order to consummate this transaction.
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6.   POSSESSION. At Closing, Purchaser shall be entitled to
possession of the Partnership Assets, subject only to the rights of the tenants of the Facility under the Facility Leases (as defined below).
7. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby warrants and represents to Purchaser that:
a. SELLER'S AUTHORITY. Seller has full power and authority to execute and deliver this Agreement and all related documents, and to carry out the transactions contemplated herein. This Agreement is valid, binding and enforceable against Seller in accordance with its terms, except as such enforceability may be limited by creditors' rights, laws and applicable principles of equity. The execution of this Agreement and the consummation of the transaction contemplated herein do not result in a breach of the terms and conditions of nor constitute a default under or violation of the Partnership Agreement, or any law, regulation, court order, mortgage, note, bond, indenture, agreement license or other instrument or obligation to which Seller is now a party or by which Seller or any of the assets of Seller may be bound or affected.
b. TITLE. Seller has, good title to the Interest, free of all liens and encumbrances. To Seller's knowledge, the Partnership has good and insurable fee simple title to the Real Property and the Facility, subject only to the easements, reservations and encumbrances, if any, permitted under Paragraph 4, and good and marketable title to the Personal Property free and clear of all leases, liens and encumbrances. The Personal Property includes all of the furniture, fixtures and equipment which is currently owned by Seller and is used in connection with the operation of the Facility.
c. THE FACILITY. The roof of the Facility and all major mechanical systems at the Facility, including, but not limited to, the air conditioning, electrical and heating and ventilating systems shall be maintained through the Closing Date in good and workable condition and repair consistent with condition existing as of the expiration of the Feasibility Period.
d. NECESSARY ACTION. Seller will proceed with all due diligence to take all action and obtain all consents prior to Closing necessary for it to lawfully enter into and carry out the terms of this Agreement.
e. TAXES AND TAX RETURNS. All tax returns, reports and filings of any kind or nature required to be filed by Seller and the Partnership prior to Closing with respect to its ownership and operation of the Facility and its ownership of the Real Property and the Personal Property have been properly completed and timely fled in material compliance with all applicable requirements and all taxes or other obligations which are due and payable by Seller have been timely paid.
f. LITIGATION. Except as provided in Exhibit C, there is no litigation, investigation, or other proceeding pending or, to the best of Seller's knowledge, threatened against or relating to Seller or the Partnership, its properties or business, which is material to any of the Partnership Assets or to this Agreement, or which would prevent Seller from performing its obligations hereunder, and the transaction contemplated herein has not been challenged by any governmental agency or any other person, nor does Seller know or have reasonable grounds to know, of any basis for any such litigation, investigation or other proceeding.
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g.   BOOKS AND RECORDS. To the best of Seller's knowledge, all of the books and records maintained by Seller and the Partnership with respect to its ownership and/or operation of the Partnership Assets are true, accurate and correct in all material respects.
h. THE FACILITY LEASES. Attached hereto as Exhibit D is a true and correct copy of the form of lease utilized by the Partnership for the leasing of units at the Facility. Each of the leases in the Facility ("the Facility Leases") is in full force and effect and none of the Facility Leases have been modified or amended except as set forth in any amendment provided to Purchaser. The Partnership is not in default of any of its obligations under the Facility Leases nor is Seller aware of any default or any action which, with the passage of time or the giving of notice or both, would constitute a default under the Facility Leases by any of the tenants who are parties thereto.
i. RENT ROLL. Attached hereto as Exhibit E is a true and correct rent roll as of June 1,1998, which identifies each of the tenants of the Facility, the monthly rent currently being paid by each such tenant and the date to which said rent has been paid and, in the event of any rent delinquencies, an explanation of the reason therefor and the efforts being undertaken by Seller to collect said rent. Seller shall update the rent roll on a monthly basis between the date hereof and the Closing Date.
j. LIENS. There are no mechanics', materialmen's or similar claims or liens presently claimed or, to the best of Seller's knowledge, which will be claimed against the Partnership Assets for work performed or commenced prior to the date hereof at the request of Seller or of which Seller has knowledge, Seller having made or caused to be made arrangements for payment of all those improvements now under construction or development.
k. ENVIRONMENTAL MATTERS. Except in accordance with and in full compliance with, any and all applicable governmental laws, regulations and requirements (collectively, the "Environmental Laws") relating to environmental and occupational health and safety matters and hazardous materials, substances or wastes (as defined from time to time under any applicable federal, state or local laws, regulations or ordinances), neither Seller nor the Partnership has released into the environment or discharged, placed or disposed of any such hazardous materials, substances or wastes or caused the same to be so released into the environment or discharged, placed or disposed of at, on or under the Partnership Assets. Except as set forth in any environmental report(s) which Seller shall have provided to Purchaser hereunder, Seller is unaware that any hazardous materials, substances or wastes have been located on the Real Property or the Facility or have been released into the environment or discharged, placed or disposed of in, on or under the Real Property or the Facility; to Seller's knowledge, no underground storage tanks other that those disclosed in the Phase I environmental report provided to Purchaser by Seller are or have been located on the Real Property; to Seller's knowledge, the Real Properly has never been used as a dump for waste material; and, to Seller's knowledge, the Real Properly and the Facility and their prior uses comply with and at all times have complied with, all Environmental Laws.
1. EMPLOYEES; UNIONS. None of Seller's or the Partnership's employees are member of a labor union or subject to collective bargaining agreement with respect to their employment with Seller or the Partnership. Neither Seller nor the Partnership is a party to any labor dispute or grievance.
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m.   Compliance with Law.(i) To Seller's knowledge, the
Partnership Assets are in compliance with all currently applicable municipal, county, state and federal laws, regulations, ordinances, standards and orders and with all municipal, health, building and zoning by-laws and regulations (including, without limitation, the building and zoning codes) where the failure to comply therewith or to obtain a waiver therefrom could have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Partnership Assets;
(ii) There are no outstanding deficiencies or work orders of any authority having jurisdiction over the Partnership Assets requiring conformity to any applicable statute, regulation, ordinance or by-law pertaining thereto; and
(iii) Seller is not aware of any claim, requirement or demand of any agency supervising or having authority over the Facility to rework or redesign it or to provide additional furniture, fixtures or equipment so as to conform to or comply with any existing law, code or standard which has not been fully satisfied prior to the date hereof or which will not be satisfied prior to the Closing Date.
n. OPERATING CONTRACTS. Prior to or concurrently with the execution of this Agreement, Seller shall have made available to Purchaser, for its review all operating contracts to which Seller is a party in connection with its operation of the Facility (the "Operating Contracts"). Each of the Operating Contracts is in full force and effect and none of the Operating Contracts have been modified or amended except as set forth in any amendment provided to Purchaser. The Partnership is not in default of any of its obligations under the Operating Contracts nor is Seller aware of any default or any action which, with the passage of time or the giving of notice or both would constitute a default, under the Operating Contracts by any other party thereto.
o.   THE FACILITY. The Facility contains one hundred fifty-two
(152) congregate units and one hundred forty-three (143) assisted living units. The Facility is, or at Closing will be, duly and properly licensed to operate as an assisted living facility as to the above assisted living units. There is no action pending or, to the best knowledge of Seller, recommended by any state or federal agency having jurisdiction thereof, or any action of any other type, which would have a material adverse effect on the Facility, its operations or business.
p. INVENTORY. All inventories of non-perishable food, central supplies, linen, housekeeping and other supplies located at the Facility are, and shall be at the time of Closing, in sufficient condition and quantity as is normal and customary for the operation of the Facility.
q. DISCLOSURE. (i) No representation or warranty by Seller contained in this Agreement, (ii) no statement contained in any certificate, list, exhibit or other instrument prepared by Seller and furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transaction contemplated hereby and (ii) to Seller's knowledge, no statement contained in any certificate, list, exhibit or other instrument prepared by any person or entity other than Seller and furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a
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material fact, or omits oc will omit to state any material facts which are necessary in order to make the statements contained herein or therein not misleading.
r. PARTNERSHIP AGREEMENT. The Partnership was duly organized and is in good standing under the laws of the State of Washington. There are no defaults under the Partnership Agreement or matters which with the passage of time or the giving of notice would constitute a default thereunder. The Partnership is duly qualified to transact business in the State of Texas. All Partnership consents required for this transaction have been obtained.
8. PURCHASER'S REPRESENTATIONS AND WARRANTIES. Each of the parties constituting Purchaser hereby warrants and represents to Seller that:
a. STATUS OF CPMF. CPMF is a general partnership validly existing under the laws of the State of Washington and is duly qualified to do business in the State of Texas.
b. AUTHORITY. Purchaser has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein. Baty, by signing this Agreement, binds the assets of his full marital community and has full authority to do so. This Agreement is valid, binding and enforceable as against Purchaser in accordance with its terms, except as such enforceability may be limited by creditors' rights laws and applicable principles of equity. The execution of this Agreement and the consummation of the transaction contemplated herein do not result in a breach of the terms and conditions of nor constitute a default under or violation of Purchaser's Articles of Incorporation or By-laws or any law, regulations, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of the assets or Purchaser may be bound or affected.
c. LITIGATION. To the best of Purchaser's knowledge, there is no litigation, investigation or other proceeding pending or threatened against or relating to Purchaser, its properties or business which is material to this Agreement, or which would prevent Purchaser from performing its obligations hereunder, nor does Purchaser know or have reasonable grounds to known of any basis for any such action.
d. NECESSARY ACTION. CPMF will proceed with all due diligence to take all action and obtain all consents prior to Closing necessary for it to lawfully enter into and carry out the terms of this Agreement, including, but not limited to, obtaining the consent of its Board of Directors.
e. DISCLOSURE. No representation or warranty by Purchaser contained in this Agreement and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Seller pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein not misleading.
9. BROKER. Seller and Purchaser represent and warrant to each other that they have employed no broker and/or finder in connection with this transaction. In the event any claim, damage or cause of action for brokerage and/or finder's fees is asserted against a party to this Agreement who did not request such services, the party through whom the broker and/or
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finder is making the claim shall indemnify, defend (with an attorney of indemnitee's choice) and hold harmless the other party from and against any and all such claims, demands and causes of action.10. SELLER' S COVENANTS.a. PRE-CLOSING. Between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Purchaser:
(i) Other than as set forth in Paragraph 4, Seller will satisfy and discharge all claims, liens, security interests, tenancies (other than any Operating Contracts which Purchaser elects to assume at Closing pursuant to the terms hereof and the Facility Leases), and encumbrances on the Partnership Assets;
(ii) Seller will file all tax returns, reports and filings of any kind or nature required to be filed by Seller and the Partnership and will timely pay all taxes or other obligations which are due and payable with respect to the Partnership Assets;
(iii) Seller will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement, and Seller will continue until the Closing to fulfill any obligations which it may have under the Facility Leases;
(iv) Seller will operate the Facility only in the ordinary course and with due regard to the proper maintenance and repair of the Facility and the Personal Properly;
(v) Seller will take all reasonable action to preserve the goodwill of the tenants of the Facility;
(vi) Seller will make no material change in the operation of the Facility nor sell or agree to sell any of the items which comprise the Personal Property nor otherwise enter into an agreement materially affecting any of the Partnership Assets;
(vii) Seller will use its reasonable efforts to retain the services and goodwill of the employees of Seller and of the Partnership located at or connected with the operation ofthe Facility;
(viii) Seller will maintain in force the existing hazard and liability insurance policies, or comparable coverage, for the Partnership Assets as now in effect;
(ix) Seller will not increase the compensation or other benefits or bonuses payable or to become payable to any of the Seller's employees connected with the operation of the Facility, except for increases substantially in accordance with existing employment practices disclosed to and approved by Purchaser, if any;
(xiii) Seller will take all reasonable action to achieve substantial compliance with any laws, regulations, ordinances, standards and orders applicable to the Partnership Assets which are enacted after execution of this Agreement and prior to Closing;
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(xiv) Seller will proceed with all due diligence to secure any consents which may be necessary for the assignment of the Facility
Leases;
(xv) Seller will make available to Purchaser, within five (5) days following the mutual execution of this Agreement, for its review all of the following documents relating the Real Property and the Facility to the extent the same are in Seller's possession or reasonably available (collectively, the "Property Documents"): all environmental reports, structural reports and geological reports, governmental licenses, permits, approvals, and certifications, evidence of appropriate zoning for the Real Property, service and maintenance contracts not previously delivered as pact of the Operating Contracts, existing surveys of the Real Property including any as-built surveys for the improvements, wetland reports, soils reports, architect's drawings, plans and specifications, engineering tests and reports, and all appraisals prepared for the Real Property and the Facility. Upon the request of Purchaser, Seller shall promptly deliver to Purchaser copies of any Property Documents which Purchaser determines it shall require in connection with its Feasibility Review; and
(xvi) During normal business hours, Seller will provide Purchaser and its agents with access on 24 hours notice to the Real Property and the Facility, provided Purchaser does not unreasonably interfere with the operations of the Facility and at such times Seller shall permit Purchaser to inspect the books and records related to the Facility (which may be unaudited) covering a period of not less than two (2) years prior to the date hereof and conduct an audit, at Purchaser's sole cost and expense, of said books and records (which may be conducted by Purchaser or Purchaser's representative) and inspect the physical and structural condition of the Facility, the Real Property and the Personal Property. Said books and records shall include, but not be limited to, leases, accounts payable records, rent rolls, operating statements, inventory of personal property and all other contracts and agreements which relate to the Partnership Assets.
b. CLOSING. On the Closing Date, Seller agrees that it will:
(i) Execute and deliver to Purchaser the Assignment;
(ii) Deliver to Purchaser a certificate dated as of the Closing Date, certifying in such detail as Purchaser may reasonably specify the fulfillment of the conditions set forth in Paragraph(s) 13.a. and b.;
(iii) Pay its share of the Closing costs; and
(iv) Deliver to Purchaser the Benefits Schedule (as defined in Paragraph 18) in accordance with the provisions of Paragraph I 8.
c. POST-CLOSING. After the Closing of this Agreement, Seller agrees that, at Purchaser's sole cost and expense, it will take such actions and properly execute and deliver to Purchaser such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel for Purchaser and Seller, may be reasonably necessary to assure, complete and evidence the full and effective transfer and conveyance of the Interest and cooperate with Purchaser in any efforts which it may undertake to audit Seller's financial statements with respect to the Facility for the periods prior to the Closing if and to the extent such an audit is required for
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Purchaser's compliance with applicable securities laws. The obligations of Seller hereunder shall survive the Closing ofthe transaction provided for herein.
d. REPAIRS. Seller shall complete, prior to the Closing Date, the repairs specified on Exhibit F attached hereto. The cost of such repairs shall be initially funded by Seller and treated as draws by Seller under the Promissory Note to be made by CPMF to Seller in the form of Exhibit G attached hereto (the "Repair Note"). The terms of the Repair Note shall include:
(i) Interest accrual at nine percent (9%) per annum, with no monthly payments required;
(ii) Due and payable in full after ten (10) years; and
(iii) Convertible at Seller's election to a five percent (5%) limited partnership interest in the Partnership. Such conversion shall be in exchange for all principal and interest then outstanding under the Note.
11. PURCHASER' S COVENANTS.
a. PRE-CLOSING. Between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Seller, Purchaser agrees that:
(i) Purchaser will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transaction contemplated by this Agreement;
(ii) Purchaser will proceed with all due diligence to obtain all consents and approvals necessary to permit the consummation ofthe transaction contemplated by this Agreement and/or necessary to permit Purchaser to own and to operate the Facility.
(iii) Purchaser will proceed with all due diligence to conduct such investigations with respect to the Partnership Assets as it deems to be reasonably necessary in connection with its purchase thereof, including, but not limited to, zoning investigations, soil studies, environmental assessments, seismic assessments, wetlands reports, review of all Property Documents made available by Seller, investigations of Seller's and the Facility's operating books and records and structural inspections; provided, however, no studies or investigations conducted at the Real Property will be physically intrusive on the Real Property or the Facility unless Seller consents thereto, which consent shall not be unreasonably withheld (the
"Feasibility Review"); provided, however, nothing herein shall be construed as amending or modifying in any manner the representations or warranties of Seller set forth in this Agreement, which representations and wamanties shall be separate from and unaffected by Purchaser's Feasibility Review; and provided, further, that Purchaser shall maintain the confidentiality of any documents or information obtained by it during the course of its Feasibility Review and shall return the same to Seller in the event the transaction provided for herein fails close for any reason whatsoever;
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(iv) At least five (5) business days prior to the Closing Date,
Purchaser will advise Seller in writing which, if any, of the Operating Contracts it elects to keep in effect as of the Closing Date; and
(v) Promptly following the mutual execution of this Agreement, Purchaser will arrange with Chicago Title Insurance Company, Seattle Office (the "Title Company"), for the issuance and delivery to Purchaser of a title commitment covering the Real Property, together with copies of all exception documents referenced therein (the "Title Commitment").
b. CLOSING. On the Closing Date, Purchaser agrees that it will:
Purchase Price;
(i) Deposit with the Escrow Agent the Convertible Note and the
(ii) Deposit with the Escrow Agent Purchaser's share of the Closing costs as herein provided;
(iii) Execute and deliver to Seller or to Escrow Agent a counter-part copy of the Assignment; and
(iv) Execute and deliver to Seller or to Escrow Agent such other documents as may be necessary to consummate this transaction.
c. POST-CLOSING. After the Closing of this Agreement, Purchaser agrees that it will:
(i) Upon prior reasonable notice, provide Seller with access during normal business hours to any books or records which Seller may need to file or to defend tax returns or other filings filed prior or subsequent to the Closing Date which relate to periods prior to the Closing Date; and
(ii) Take such actions and properly execute and deliver such further instruments as Seller may reasonably request to assure, complete and evidence the transaction provided for in this Agreement.
12. MUTUAL. Following the execution of this Agreement, Purchaser and Seller
agree:
a. If any event should occur, either within or without the knowledge or control of Purchaser or Seller, which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transaction contemplated by this Agreement, to use its or their reasonable efforts to cure the same as expeditiously as possible; and
b. To cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party or to accomplish the transaction contemplated by this Agreement.
      13. PURCHASER'S CONDITIONS. All obligations of Purchaser under this Agreement are subject to fulfillment of each of the following conditions, any one or all or which may be waived in writing by Purchaser:
a. SELLER'S REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Seller's representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made.
b. SELLER'S PERFORMANCE. Seller shall have performed all of its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Purchaser in accordance with the terms hereof.
c. APPROVALS. On or before the Closing Date, Purchaser shall have received all governmental consents, approvals and licenses as may be necessary for it to own the Partnership and to operate the Facility and any required approval from the holder of the First Lien Debt. Purchaser covenants to use due diligence in applying for and obtaining, all such necessary consents, approvals and licenses.
d. NO DEFAULTS. Seller shall not be in default, where said default cannot be cured by Closing, under any mortgage, contract, lease or other agreement to which Seller is a party or by which Seller is bound and which affects or relates to the Real Property, the Personal Property or the Facility, including, but not limited to, the Facility Leases.
e. TITLE REVIEW. Not later than seven (7) days prior to the Closing Date (excluding any extension thereof, Purchaser shall have reviewed and approved or disapproved those matters reflected on the Title Commitment. In the event Purchaser objects to any such matters, Purchaser shall advise Seller in writing of its objections within said period; provided, however that such objections shall not include those items specifically excluded in Paragraph 4. Prior to the Closing, Seller shall advise Purchaser in writing as to whether it intends to correct the defects to which Purchaser has objected. If Seller fails to notify Purchaser prior to the Closing or timely notifes Purchaser of its refusal to correct some or all of such defects, Purchaser may nevertheless elect to acquire the Partnership Assets, notwithstanding the defects, or terminate this Agreement, which election shall be made on or before the Closing Date. In the event of any such termination, neither party shall have any further rights or obligations hereunder.
f. UCC SEARCH. Purchaser may elect to obtain a UCC search covering the name of Seller and/or the Facility, which search may be done at the county and state level. On or before the end of the Feasibility Period, Purchaser shall be satisfied with the results of any such UCC search conducted by Purchaser.
g. TITLE POLICY. Upon the Closing, the Title Company shall irrevocably agree to issue to Purchaser, effective as of the date of Closing, an ALTA Owner's extended coverage policy of title insurance for the Real Property and the Facility (the 'Title Policy") with a value of not less than the total amount of the Purchase Price insuring Purchaser' s interest in the Real Property and the Facility, and subject to no exceptions other than those of the usual printed exceptions (except that the survey, parties in possession and mechanics lien exceptions and any other general exception which is inconsistent with the issuance of extended coverage, shall be unacceptable to Purchaser), and those exceptions to title which are have been approved by Purchaser pursuant to Paragraph 13.f. above.
h. SEWER AND ELEVATOR. Purchaser's obligations hereunder are expressly conditioned upon Purchaser's satisfaction, in its sole and absolute discretion, with the condition of the sewer system and elevators serving the Facility.
In the event any of the foregoing conditions are not satisfied or are not otherwise waived by Purchaser prior to the applicable period for satisfaction or waiver, Purchaser shall have the right to terminate this Agreement in accordance with the provisions of Paragraph 17.
14. SELLER'S CONDITIONS. All obligations of Seller under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions, any one or all of which may be waived by Seller in writing:
a. PURCHASER'S REPRESENTATIONS AND WARRANTIES TRUE AT CLOSINGS. Purchaser's representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made.
b. PURCHASER'S PERFORMANCE. Purchaser shall have performed its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Seller in accordance with the terms hereof.
c. MANAGEMENT AGREEMENT. Purchaser shall have entered into a Management Agreement with Emeritus Corporation, an affiliate of Seller, for the management of the Facility.
d. RELEASE OF GUARANTY. The holder of the First Lien Debt agrees to release Emeritus Corporation from its guaranty of that debt as of Closing.
15. SELLER'S INDEMNIFICATTON. Seller shall indemnify, defend and hold Purchaser harmless from and against:
a. Except as otherwise provided in this Agreement, any and all obligations relating to the Partnership's ownership of the Partnership Assets and the operation of the Facility which exist at the Closing Date, including, but not limited to any obligations under the Facility Lease or the Operating Contracts which Purchaser elects to keep in effect at Closing, and any obligations with respect to the Resident Deposits;
b. Any and all damage, loss or liability arising from and after the Closing Date under any of the Operating Contracts which Purchaser does not elect to keep in effect at Closing;
c. Any and all damage, loss, or liability resulting from any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of Seller under this Agreement or from any misrepresentation in any certificate furnished or to be furnished to Purchaser hereunder;d. Any and all liability or loss arising out of or relating to any failure in connection with the transaction contemplated herein to comply with the requirements of any laws or regulations relating to bulk sales or transfers; and
e. Any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs, and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing.
For purposes of Paragraph 15.a., an obligation shall be deemed to "exist" as of the Closing Date if it relates to events which occurred prior to the Closing Date even if it is not asserted until after the Closing Date. Excluded from Paragraph 15, are any matters which occurred prior to the date the Partnership acquired the Partnership Assets.
16. PURCHASER'S INDEMMTY. Purchaser shall indemnify, defend and hold Seller harmless from and against:
a. Except as otherwise provided in this Agreement, any and all obligations relating to the Partnership's ownership of the Partnership Assets and the operation of the Facility from and after the Closing Date, including, but not limited to, any obligations under any of the Facility Leases or Operating Contracts which Purchaser elects to keep in effect at Closing and any obligations with respect to the Resident Deposits;
b. Any and all damage, loss or liability resulting from any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of Purchaser under this Agreement or from any misrepresentation in any certificate furnished or to be furnished to Seller hereunder;
c. Any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing.
17. TERMINATION.
a. This Agreement may be terminated and the transaction contemplated herein abandoned at any time prior to Closing:
(i) By mutual agreement of the parties;
(ii) By Seller, if any of the conditions set forth in Paragraph 14 shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Seller and the same shall not have been waived by Seller;
(iii) By Purchaser, if any of the conditions set forth in Paragraph 13 shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Purchaser and the same shall not have been waived by Purchaser;
(iv) By either Seller or Purchaser in the event of a material breach by the other party of its obligations hereunder; or
(v) If the Closing has not occurred by the Closing Date, as extended by mutual agreement of the parties.
b. In the event that prior to the Closing Date, a material portion of the Real Property, the Facility or the Personal Property shall have been damaged or destroyed by fire or other casualty, or shall have been taken or condemned by any public or quasi-public authority under the power of eminent domain, Purchaser shall have the right to terminate this Agreement on written notice to Seller. In the event Purchaser elects not to terminate its rights hereunder, then Seller shall assign to Purchaser all of its rights to any insurance proceeds or condemnation award and all claims in the connection therewith. In the event Purchaser exercises its termination rights hereunder, the parties shall have no further rights or obligations hereunder.
c. Neither party to this Agreement may claim termination or pursue any other remedy referred to in Paragraph I 7.a. on account of a breach of a condition, covenant or warranty by the other, without first giving such other party written notice of such breach and not less than ten ( 10) days within which to cure such breach. The Closing Date shall be postponed, if necessary, to afford such opportunity to cure; provided, however, in no event shall the Closing Date be postponed beyond January l,1999.
d. In the event of the termination of this Agreement by Seller under Paragraphs 17.a.(ii) or (iv) or under Paragraph 17(a)(v) in the event the Closing has failed to occur as a result of a material breach by Purchaser of its obligations hereunder, Seller's sole remedy shall be to terminate this Agreement and recover as damages its actual out of pocket costs incurred in connection with this transaction.
e. In the event of the termination of this Agreement by Purchaser under Paragraphs 17.a.(iii), (iv) or (v) as a result of the Closing failing to occur due to a material breach by Seller of its obligations hereunder, Purchaser shall have the right to seek specific performance of Seller's obligations hereunder or damages for Seller's breach of its obligations hereunder. In lieu of the foregoing, Purchaser may elect to require Seller to pay to Purchaser a breakup fee of Four Hundred Thousand Dollars ($400,000) in cash to compensate Purchaser for its costs incurred in this transaction.
18. INTENTIONALLY DELETED.
19. RESIDENT SECURITY DEPOSITS. At Closing, Seller shall provide Purchaser with an accounting of all resident security deposits being held by Seller as of the Closing Date (the "Resident Deposits"). Such accounting shall set forth the names of the residents or prospective residents for whom such funds are held, the amounts held on behalf of each resident or prospective resident and the Seller's warranty that the accounting is true, correct and complete.
20. TRANSFER OF RESIDENT SECURITY DEPOSITS. On the Closing Date, Seller shall transfer the Resident Deposits to the bank account designated by the Purchaser. Purchaser shall in writing acknowledge receipt of and expressly assume all Seller's financial and custodial obligations with respect thereto, it being the intent and purpose of this provision that, at Closing, Seller will be relieved of all fiduciary and custodial obligations with respect to said Resident Deposits, and that Purchaser will assume all such obligations and be directly accountable to the residents and prospective residents of the Facility, with respect thereto.
21. INDEMNITY FOR RESIDENT SECURITY DEPOSITS. Notwithstanding the foregoing, Seller will indemnify and hold Purchaser harmless from all liabilities, claims and demands in the event the amount of the Resident Deposits transferred to the Purchaser's bank account or the credit for said Resident Deposits which has been applied against the Purchase Price, as provided in Paragraph 20, did not represent the full amount of such Resident Deposits then or thereafter shown to have been delivered to Seller by the current residents or prospective residents of the Facility.
22. NOTICES. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight courier guaranteeing overnight delivery or by facsimile transmission (if confirmed verbally or in writing by mail as aforesaid), to the following address:
To Seller:          c/o Emeritus Corporation
                    3131 Elliot Avenue, Suite 500
                    Seattle, Washington 98121
                    Attention: Jean Fukuda
                    Telephone No.: (206) 298-2909
                    Facsimile No.: (206) 301-4300
With a copy to:     Foster Pepper & Shefelman PLLC
                    1111 Third Avenue, Suite 3400
                    Seattle, Washington 98101
                    Attention: Michael D. Kuntz
                    Telephone No.: (206) 447-4400
                    Facsimile No.: (206) 447-9700
To Purchaser:       c/o Columbia - Pacific, Inc.
                    3131 Elliott Avenue, Suite 500
                    Seattle, WA 98121Attention: Ruth Verhoff
                    Telephone No.: (206) 301-4546
                    Facsimile No.: (206) 301-4545
               With a copy to:     Whalen, Firestone, Landsman,
Fleming & Dixon
                    Suite 2150 1191 Second Avenue
                    Seattle, Washington 98101Attn: Thomas E.
                    Dixon, Esq.Telephone No.: (206) 624-7900
                    Facsimile No.: (206) 624-70903

Notice shall be deemed given three (3) business days after deposit in the mail, on the next day if sent by overnight courier and on receipt if sent by facsimile (and confirmed verbally or by mail as aforesaid).
23. SOLE AGREEMENT. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior negotiations, discussions, writings and agreements between them.
24. SUCCESSORS. The terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the heirs and successors of the parties hereto, it being specifically understood and agreed that Purchaser shall have the right to assign in whole or in part its rights and obligations hereunder to any affiliated entity or any entity which is sponsored by Purchaser; provided no such assignment shall relieve Purchaser of its obligations hereunder. Notwithstanding the foregoing, Purchaser shall have the right, on written notice to Seller, to assign its rights hereunder to a real estate investment trust (the "REIT") in connection with its financing of the transaction provided for herein, it being understood and agreed that in the event of such an assignment, the only right which the REIT will assume is Purchaser's right to take title to the Partnership Assets and the only obligation which the REIT will assume is Purchaser's obligation to pay the purchase price in accordance with the terms hereof and that in any event Purchaser shall not be relieved of any of its obligations hereunder in the event of such an assignment.
25. CAPTIONS. The captions of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
26. SURVIVAL. All covenants, warranties and representations of Purchaser and Seller herein shall survive for two years after Closing other than Seller's representation and warranty in Paragraph 7.k., which shall survive for the applicable statute of limitations period.
27. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.
28. SEVERABILITY. Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereofshall not in any way be affected or impaired thereby.
29. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
30. THIRD PARTY BENEFICIARY. The provisions of this Agreement are not intended to confer any benefits upon any person or entity not a party to this Agreement.
31. ACCOUNTS RECEIVABLE. Within ten days prior to the Closing Date, Seller shall provide Purchaser with a detailed listing of Seller's accounts receivable which are anticipated to be outstanding on the Closing Date.
32. RESPONSIBILITY FOR COLLECTIONS. From and after the Closing Date, Purchaser shall assume responsibility for the billing for and collection of payments on account of services rendered or goods sold by it on and after the Closing Date and Seller shall retain all right, title and interest in and to and all responsibility for the collection of its accounts receivable for services rendered or goods sold prior to the Closing Date.
33. APPLICATION OF PAYMENTS. Any unspecified payments received by Purchaser after the Closing Date from residents with balances due for the period prior to and after the Closing Date, shall be applied by Purchaser first to reduce any pre-Closing Date balances, with the excess, if any, remitted to Seller to reduce any post-Closing Date balances due.
34. ATTORNEY'S FEES. Should either party institute any action or proceeding to enforce or interpret this Agreement or any provision hereof, for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' and other fees, incurred by the prevailing party in connection with such action or proceeding. The term "attorneys' and other fees" shall mean and include attorneys' fees, accountants' fees, and any and all other similar fees incurred in connection with the action or proceeding and the preparations therefor. The term "action or proceeding" shall mean and include actions, proceedings, suits, arbitrations, appeals and other similar proceedings.
35. TIME IS OF THE ESSENCE. Time is of the essence of this
Agreement.
36. AS IS. Purchaser is a sophisticated commercial real estate owner and shall rely solely upon its own evaluation and investigation of the condition and all aspects of the Partnership Assets. Purchaser acknowledges that Seller has granted to Purchaser every opportunity which Purchaser may need to fully evaluate the condition and all aspects of the Partnership Assets. Purchaser has asked for, and has obtained in this Agreement, representations from Seller, and Purchaser acknowledges that this is to give Purchaser disclosure of information regarding the Partnership Assets which is in Seller's knowledge, not for the purposes of reducing any need by Purchaser to conduct its own evaluation of the Partnership Assets. Accordingly, except as to those representations and warranties of Seller expressly provided for herein, Purchaser acknowledges that it is not relying upon any representations of Seller as to the condition of the Partnership Assets or their suitability for Purchaser's intended use. In the event Purchaser approves the results of the feasibility evaluation, Purchaser shall be deemed to accept the Partnership Assets "as is" in all respects.

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year set forth opposite each party's signature below with the last date constituting the date of mutual execution of this Agreement.
Dated:              PURCHASER:
                    Columbia Pacific Master Fund 98 General
                    Partnership, a Washington general partnership
                         By: Columbia Pacific Growth Fund 98
                         Limited Partnership, a Washington limited
                         partnership, its partner
                         By:  B.F. Limited Partnership, a
                         Washington limited partnership, its
                         general partner
                         By:  Columbia Pacific Group, Inc., a
                         Washington corporation, its general
                         partner
Dated:              SELLER:
                    ESC GP II, INC., a Washington corporation
                    By:  /s/:  Kelly J. Price
                    Its:  Chief Financial Officer
                    EMERITUS PROPERTIES IV, INC.,
                    A Washington corporationBy: /s/:  Kelly J.
                    Price Its:      Chief Financial Officer

EXHIBIT INDEXEXHIBIT A-Real Property Description
EXHIBIT B-Personal Property List
EXHIBIT C-Convertible NoteEXHIBIT D-Facility Lease Form
EXHIBIT E-Rent RollEXHIBIT F-Unit Repairs
EXHIBIT G-Repair Note

                             EXHIBIT C
                         CONVERTIBLE NOTE
                          PROMISSORY NOTE
$1,500,000 (U.S.)
Seattle, Washington, 1998
FOR VALUE RECEIVED, the undersigned ("Borrower"), jointly and severally, promise to pay to the order of ESC GP II, INC., a Washington corporation, and EMERITUS PROPERTTES IV, INC., a Washington corporation, at their office at Suite 500, 3131 Elliott Avenue, Seattle, Washington 98121, or at such other place as the holder of this Note (hereinafter, "holder") may from time to time designate in writing, the sum of ONE MILLION FIVE HUNDRED
THOUSAND DOLLARS ($1,500,000), or so much thereof as has been advanced hereunder, in lawful money of the United States, with interest thereon from the date of this Note until paid at the rate set forth below, computed on monthly balances. Interest for any partial calendar month at the beginning or end of the term of this Note shall be calculated on the basis of a 365 or 366-day year and the actual number of days in that month.
SECTION l. INTEREST RATE.
The per annum interest rate hereunder (the "Note Rate") shall be nine percent (9%).
SECTION 2. MONTHLY PAYMENTS.
Borrower shall make periodic payments hereunder in accordance with the terms of the Articles of Limited Partnership of ESC II LP, a Washington limited partnership in which Borrower is a partner.
SECTION 3. MATURITY.
Unless sooner repaid by Borrower, the entire unpaid principal balance of this Note, plus all accrued but unpaid interest, and all other amounts owing hereunder shall be due and payable in full on , 2008 (the "Maturity Date").
SECTION 4. FURTHER ADVANCES.
Borrower and holder acknowledge that the original principal balance under this Note will be One Million Dollars ($ 1,000,000). However, Borrower shall be entitled to, and holder shall make, additional advances of principal hereunder, as necessary to fund twenty percent (20%) of the operating cash shortfalls incurred by Borrower in operating that certain assisted living facility owned by Borrower, located in Dallas, Texas and commonly known as Vickery Towers (the Facility). Borrower may request such additional advances by providing holder, not more frequently than monthly, with evidence of the operating shortfalls incurred from operating the Facility along with such other supporting information as holder may reasonably request. In no event shall such additional advances exceed Five Hundred Thousand Dollars ($500,000).

SECTION 5. CONVERSION OPTION.
Holder may, at any time during the term of this Note, convert its rights hereunder to a fifteen percent (15%) limited partnership ownership interest in Borrower. Such conversion right may be exercised at any time prior to Borrower's payment in full of all amounts owing hereunder. Holder may exercise this right by delivering written notice to Borrower of holder's election to so convert, in which event the entire principal amount then owing hereunder (but excluding interest and other amounts owing hereunder), shall be applied as the entire consideration for the partnership interest so purchased. The further terms of this conversion right are set out in that certain Conversion Agreement of even date herewith between Borrower and holder.
SECTION 6. APPLICATION OF PAYMENTS.
Payments shall be applied: (i) first, to the payment of accrued interest; (ii) second, at the option of holder, to the payment of any other amounts owing under this Note, other than accrued interest and principal, including, but not limited to advances holder may have made for attorneys' fees or for taxes, assessments, insurance premiums, or other charges on any property given as security for this Note and any late charges due hereunder; and (iii) third, to the reduction of principal of this Note.
SECTION 7. PREPAYMENT.
Borrower may not prepay this Note, in whole or in part.
SECTION 8. LATE CHARGE.
If any amount payable hereunder is paid more than ten (10) days after the due date thereof, Borrower promises to pay a late charge of five percent (5%) of the delinquent amount as liquidated damages for the extra expense in handling past due payments.
SECTION 9. DEFAULT; REMEDIES.
If default is made in the payment of any amount payable hereunder when due or in the keeping of any covenant hereunder, then, at the option of holder, the entire indebtedness evidenced hereby shall become immediately due and payable. Upon default, and without notice or demand, all amounts owed under this Note, including all accrued but unpaid interest, shall thereafter bear interest at a variable rate, adjusted at the time at which the Note Rate would otherwise have been adjusted pursuant to Section 2, five percent (5%) per annum above the Note Rate that would have been applicable from time to time had there been no default (the "Default Rate") until such default is cured. Failure to exercise any option granted to holder hereunder shall not waive the right to exercise the same in the event of any subsequent default. Interest at the Default Rate shall commence to accrue upon default under this Note, including the failure to pay this Note at maturity.
SECTION 10. ATTORNEYS' FEES
In the event of any default under this Note, or in the event that any dispute arises relating to the interpretation, enforcement or performance of this Note, holder shall be entitled to collect from Borrower on demand all fees and expenses incurred in connection therewith, including but not limited to fees of attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators and court reporters. Without limiting the generality of the foregoing, Borrower shall pay all such costs and expenses incurred in connection with: (a) arbitration or other alternative dispute resolution proceedings, trial court actions and appeals; (b) bankruptcy or other insolvency proceedings of Borrower, any guarantor or other party liable for any of the obligations of this Note or any party having any interest in any security for any of those obligations;
(c)judicial or non-judicial foreclosure on, or appointment of a receiver for, any property securing this Note; (d) post judgment collection proceedings; (e) all claims, counterclaims, crossclaims and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Note or any security for this Note; (all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing. SECTION ll. MISCELLANEOUS.
(a) Every person or entity at any time liable for the payment of the indebtedness evidenced hereby waives presentment for payment, demand and notice of nonpayment of this Note. Every such person or entity further hereby consents to any extension of the time of payment hereof or other modification of the terms of payment of this Note, the release of all or any part of the security herefor or the release of any party liable for the payment of the indebtedness evidenced hereby at any time and from time to time at the request of anyone now or hereafter liable therefor. Any such extension or release may be made without notice to any of such persons or entities and without discharging their liability.
(b) Each person or entity who signs this Note is jointly and severally liable for the full repayment of the entire indebtedness evidenced hereby.
(c) The headings to the various sections have been inserted for convenience of reference only and do not define, limit, modify, or expand the express provisions of this Note.
(d) Time is of the essence under this Note and in the performance of every term, covenant and obligation contained herein.
(e) This Note is made with reference to and is to be construed in accordance with the laws of the state of Washington.
Each married person who executes this Note as a Borrower agrees that recourse hereunder can be had to his or her separate property as well as the assets of his or her marital community.
DATED as of the day and year first above written.
ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
Columbia Pacific Master Fund 98 General Partnership, its general partner
By:
Its:

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                             EXHIBIT G
                            REPAIR NOTE
                          PROMISSORY NOTE
$450,000 (U.S.)
Seattle, Washington, 1998
FOR VALUE RECEIVED, the undersigned ("Borrower"), promises to pay to the order of ESC GP II, INC., a Washington corporation, and EMERITUS PROPERTIES IV, INC., a Washington corporation, at their oiFce at Suite 500, 3131 Elliott Avenue, Seattle, Washington 98121, or at such other place as the holder of this Note (hereinafter, "holder") may from time to time designate in writing, the sum of FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000), or so much thereof as has been advanced hereunder, in lawful money of the United States, with interest thereon from the date of this Note until paid at the rate set forth below, computed on monthly balances. Interest for any partial calendar month at the beginning or end of the term of this Note shall be calculated on the basis of a 365 or 366-day year and the actual number of days in that month.
SECTION 1. INTEREST RATE.
The per annum interest rate hereunder (the "Note Rate") shall be NINE PERCENT (9.0%).
SECTION 2. MONTHLY PAYMENTS.
No monthly or other periodic payments shall be required hereunder.
SECTION 3. MATURITY.
Unless sooner repaid by Borrower, the entire unpaid principal balance of this Note, plus all accrued but unpaid interest, and all other amounts owing hereunder shall be due and payable in full on , 2008 (the "Maturity Date").
SECTION 4. ADVANCES.
Holder has agreed to make certain repairs to the real property located in Dallas, Texas commonly known as the Vickery Towers pursuant to that certain Partnership Interest Purchase and Sale Agreement between holder, Borrower and others. All amounts so expended by holder shall be deemed draws by Borrower under this Note, provided holder shall provide Borrower with written evidence of all amounts so spent when those costs are incurred. In no event will the outstanding principal amount hereunder for such costs incurred exceed $450,000.
SECTION 5. CONVERSION OPTION.
Holder may, at any time during the term of this Note, convert its rights hereunder to a five percent (5"%) limited partnership ownership interest in Borrower. Such conversion right may be exercised at any time prior to Borrower's payment in full of all amounts owing hereunder. Holder

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may exercise this right by delivering written notice to Borrower of holder's election to so convert, in which event the entire amount then owing hereunder, including principal, interest and costs, shall be applied as the entire consideration for the partnership interest so purchased. The further terms of this conversion right are set out in that certain Conversion Agreement of even date herewith between Borrower and holder.
SECTION 6. APPLICATION OF PAYMENTS.
Payments shall be applied: (i) first, to the payment of accrued interest; (ii) second, at the option of holder, to the payment of any other amounts owing under this Note, other than accrued interest and principal, including, but not limited to advances holder may have made for attorneys' fees or for taxes, assessments, insurance premiums, or other charges on any property given as security for this Note and any late charges due hereunder; and (iii) third, to the reduction of principal of this Note.
SECTION 7. PREPAYMENT.
Borrower may not prepay this Note, in whole or in part.
SECTION 8. LATE CHARGE.
If any amount payable hereunder is paid more than ten (10) days after the due date thereof, Borrower promises to pay a late charge of five percent (5"%) of the delinquent amount as liquidated damages for the extra expense in handling past due payments.
SECTION 9. DEFAULT; REMEDIES.
If default is made in the payment of any amount payable hereunder when due or in the keeping of any covenant hereunder, then, at the option of holder, the entire indebtedness evidenced hereby shall become immediately due and payable. Upon default, and without notice or demand, all amounts owed under this Note, including all accrued but unpaid interest, shall thereafter bear interest at a variable rate, adjusted at the time at which the Note Rate would otherwise have been adjusted pursuant to Section 2, five percent (5"%) per annum above the Note Rate that would have been applicable from time to time had there been no default (the "Default Rate") until such default is cured. Failure to exercise any option granted to holder hereunder shall not waive the right to exercise the same in the event of any subsequent default. Interest at the Default Rate shall commence to accrue upon default under this Note, including the failure to pay this Note at maturity.
SECTION 10. ATTORNEYS' FEES
In the event of any default under this Note, or in the event that any dispute arises relating to the interpretation, enforcement or performance of this Note, holder shall be entitled to collect from Borrower on demand all fees and expenses incurred in connection therewith, including but not limited to fees of attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators and court reporters. Without limiting the generality of the foregoing, Borrower shall pay all such costs and expenses incurred in connection with: (a) arbitration or other alternative dispute resolution proceedings, trial court actions and appeals; (b) bankruptcy or other insolvency proceedings of Borrower, any guarantor or other party liable for any of the obligations of this Note or any party having any interest in any security for any of those
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obligations; (c)judicial or non-judicial foreclosure on, or appointment of a receiver for, any property securing this Note;
(d) post judgment collection proceedings; (e) all claims, counterclaims, cross- claims and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Note or any security for this Note; (all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing.
SECTION 11. MISCELLANEOUS.
(a) Every person or entity at any time liable for the payment of the indebtedness evidenced hereby waives presentment for payment, demand and notice of nonpayment of this Note. Every such person or entity further hereby consents to any extension of the time of payment hereof or other modification of the terms of payment of this Note, the release of all or any part of the security herefor or the release of any party liable for the payment of the indebtedness evidenced hereby at any time and from time to time at the request of anyone now or hereafter liable therefor. Any such extension or release may be made without notice to any of such persons or entities and without discharging their liability.
(b) Each person or entity who signs this Note is jointly and severally liable for the full repayment of the entire indebtedness evidenced hereby.
(c) The headings to the various sections have been inserted for convenience of reference only and do not define, limit, modify, or expand the express provisions of this Note.
(d) Time is of the essence under this Note and in the performance of every term, covenant and obligation contained herein.
(e) This Note is made with reference to and is to be construed in accordance with the laws of the state of Washington.
(f) Each married person who executes this Note as a Borrower agrees that recourse hereunder can be had to his or her separate property as well as the assets of his or her marital community. DATED as of the day and year first above written.
ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
                         Columbia Pacific Master Fund 98 General
                         Partnership, its general partner
                         By:
                         Its: